SCHEDULE 14a
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                            SCHEDULE 14A INFORMATION

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SYNAPTIC PHARMACEUTICAL CORPORATION
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



                       SYNAPTIC PHARMACEUTICAL CORPORATION



                                           April 1, 2002



To the Stockholders of SYNAPTIC PHARMACEUTICAL CORPORATION:

     On behalf of the board of directors, I cordially invite you to attend the 2002 annual meeting of stockholders of Synaptic Pharmaceutical Corporation. We will hold our annual meeting on Thursday, May 9, 2002, at 10:00 a.m., local time, at the offices of the company located at 215 College Road, Paramus, New Jersey 07652.

     A description of the business to be conducted at the annual meeting is set forth in the attached Notice of Annual Meeting of Stockholders and in the attached proxy statement. Also enclosed is a copy of our 2001 Annual Report to Stockholders.

     It is important that your views be represented at the annual meeting. Whether or not you are able to be present, please mark, sign, date and return the accompanying proxy card in the enclosed postage paid envelope or vote electronically via the Internet or telephone. Follow the simple instructions on the proxy card to cast your vote electronically. Please note that returning the proxy card or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person. If you attend the meeting and wish to change your proxy vote, you may do so simply by voting in person at the meeting.


                                           Sincerely,



                                           Kathleen P. Mullinix
                                           President and Chief Executive Officer

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                         Paramus, New Jersey 07652-1431



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




To the Stockholders of SYNAPTIC PHARMACEUTICAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Synaptic Pharmaceutical Corporation will be held on Thursday, May 9, 2002, at 10:00 a.m., local time, at the offices of the company located at 215 College Road, Paramus, New Jersey 07652, for the following purposes:

     1. To elect three Class III Common Directors and two Preferred Directors to the board of directors;

     2. To approve amendments to the company's 1996 Nonemployee Director Stock Option Plan;

     3. To ratify the appointment by the board of directors of Ernst & Young LLP as the independent auditors of the company for the fiscal year ending December 31, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     This Notice is accompanied by a form of proxy, a proxy statement and the company's 2001 Annual Report to Stockholders. The foregoing items of business are more fully described in the proxy statement.

     Stockholders entitled to notice of and to vote at the annual meeting were determined as of the close of business on Monday, March 11, 2002, the record date fixed by the board of directors for such purpose. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope provided or to vote electronically by 4:00 p.m. Eastern Standard Time the day prior to the annual meeting. If you attend the annual meeting and vote in person, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy or electronic vote will assist us in preparing for the annual meeting.


                                             By Order of the Board of Directors,



                                             Robert W. Murray Jr.
                                             Assistant Secretary

Paramus, New Jersey
April 1, 2002

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                         Paramus, New Jersey 07652-1431


                                 PROXY STATEMENT


                     For the Annual Meeting of Stockholders
                                   To Be Held
                                   May 9, 2002



Date, Time and Place of Annual Meeting; Record Date

     This  Proxy   Statement   is   furnished   to   stockholders   of  Synaptic
Pharmaceutical Corporation (the "company," "Synaptic," "we" or "us") in connection with the solicitation by our board of directors of proxies to be voted at our annual meeting of stockholders to be held on Thursday, May 9, 2002, at 10:00 a.m., local time, or at any adjournment thereof. The annual meeting will be held at our offices located at 215 College Road, Paramus, New Jersey 07652.

     This proxy statement, together with the Notice of Annual Meeting of Stockholders, the forms of proxy and Synaptic's Annual Report to Stockholders, are being mailed on or about April 1, 2002, to all stockholders of record at the close of business on March 11, 2002, the record date.

Outstanding Shares and Shares Entitled to Vote

     Only stockholders of record of our common stock and our Series B and Series C Convertible Preferred Stock at the close of business on the record date will be entitled to vote at the annual meeting or any adjournment thereof. At the record date, 10,969,990 shares of our common stock, 11,056 shares of Series B Convertible Preferred Stock and 29,944 share of Series C Convertible Preferred Stock were outstanding.

     Proposal No. 1 provides for the election of three Class III Common Directors and two Preferred Directors. Holders of common stock are entitled to vote for the election of the Class III Common Directors and holders of preferred stock are entitled to vote for the election of the Preferred Directors. Holders of common stock may not vote for the election of Preferred Directors, and holders of preferred stock may not vote for the election of Class III Common Directors.

     Proposal No. 2 provides for the approval of amendments to our 1996 Nonemployee Director Stock Option Plan, and Proposal No. 3 provides for the ratification of the selection of our independent auditors. Holders of common stock and holders of preferred stock are entitled to vote together as a single class on Proposal No. 2 and Proposal No. 3, and on any other matter that may properly come before the annual meeting.

     Each holder of common stock will be entitled to one vote per share. Each holder of preferred stock will be entitled to one vote for each share of common stock into which such preferred stock may then be converted. Each share of preferred stock may be converted into a number of shares of common stock determined by dividing $1,000.00 by the conversion price. The conversion price of the Series B Convertible Preferred Stock is $4.3358 and the conversion price of the Series C Convertible Preferred Stock is $5.9713. Accordingly, holders of Series B Convertible Preferred Stock are entitled to approximately 230.6379 votes per share and holders of Series C Convertible Preferred Stock are entitled to approximately 167.4677 votes per share. Cumulative voting is not permitted with respect to any proposal to be acted upon at the annual meeting. For
information   concerning  stock  ownership  of  five  percent  stockholders  and
management,   see  "Security   Ownership  of  Certain   Beneficial   Owners  and
Management."

Quorum Requirement

     A quorum must be present at the meeting with respect to a proposal for action to be taken on that proposal. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of taking action on the election of Class III Common Directors. The presence at the meeting, in person or by proxy, of a majority of the shares of preferred stock outstanding on the record date will constitute a quorum for purposes of taking action on the election of Preferred Directors. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock and preferred stock outstanding on the record date, taken together as a single class, will constitute a quorum for purposes of taking action on Proposal No. 2, Proposal No. 3 and any other matter that may properly come before the meeting.

     Proxies received but marked as abstentions or broker non-votes (i.e., shares that a broker is not permitted to vote) will be included in the calculation of the number of shares considered to be present at the meeting with respect to all matters on which the shares are entitled to vote.

Vote Necessary to Approve the Proposals

     The election of the Class III Common Directors will be determined by a plurality of the votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the meeting. Votes withheld will not be counted toward the achievement of a plurality. The election of the Preferred Directors will be determined by the holders of a majority of the outstanding shares of preferred stock. The affirmative vote of a majority of the votes cast by holders of common stock and preferred stock present, in person or by proxy, at the meeting, voting together as a single class, is required for the approval of Proposal No. 2, Proposal No. 3 and any other matter to properly come before the meeting or any adjournment thereof.

     An automated system administered by our transfer agent will tabulate the votes. The vote on each matter submitted to stockholders will be tabulated separately. Abstentions will be included in the number of shares present and voting on each matter. Broker "non-votes" will not be considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated.

     If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to the election of directors (Proposal No. 1) and the ratification of auditors (Proposal No. 3), but will not be permitted to vote your shares with respect to any other matter.

Voting Your Proxy

     If your proxy is signed and received by Synaptic before the meeting, your shares will be voted as specified on your proxy card. If your proxy is received without a choice specified on a proposal, then your shares will be voted "FOR" that proposal.

     If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holder will vote your shares in accordance with his best judgement. The board of directors knows of no other business that will be presented at the meeting.

Revoking Your Proxy

     You may revoke your proxy at any time before its tabulation by doing one of the following:

o        delivering a written notice of revocation to Synaptic;

o submitting a duly executed proxy bearing a later date (including by telephone or the Internet); or

o        by attending the meeting and voting in person.

Proxy Solicitation

     We will bear the cost of soliciting proxies. In addition, we expect to reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to those beneficial owners. The original solicitation of proxies by mail may be supplemented with solicitation from some of our directors, officers and regular employees, without additional compensation, in person or by mail, telephone, facsimile or telegram.

Dissenters' Appraisal Rights

     Under Delaware law, dissenters' appraisal rights are not available to Synaptic stockholders with respect to the proposals described in this proxy statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     Our board of directors currently has eight members: six directors that are elected by holders of our common stock (the "Common Directors") and two directors that are elected by holders of our Series B and Series C Convertible Preferred Stock voting together as a separate class (the "Preferred Directors"). The Common Directors are divided into three classes, Class I, Class II and Class III, with each class having a term of office of three years that expires on the third anniversary of the annual meeting at which the class was elected. The Preferred Directors have a term of office of one year. The term of office of the incumbent Class III Common Directors expires at the 2002 annual meeting, and it is the Class III Common Directors, together with the Preferred Directors, that are to be elected at this year's annual meeting. The term of office of the Class I Common Directors expires at the 2003 annual meeting of stockholders, and the term of office of the Class II Common Directors expires at the 2004 annual meeting of stockholders.

     We currently have one Class I Director, two Class II Directors and three Class III Directors. Sandra Panem, who had been a Class I Director, resigned from the board in February 2002. Accordingly, five directors are to be elected at the annual meeting, three Class III Common Directors and two Preferred Directors. Holders of common stock are entitled to vote only in the election of the Class III Common Directors. Holders of preferred stock are entitled to vote only in the election of the Preferred Directors.

     The nominees for Class III Common Director are Dr. Zola P. Horovitz, Mr. Patrick J. McDonald and Dr. Kathleen P. Mullinix. The nominees for Preferred Director are Mr. Stewart J. Hen and Mr. Jonathan S. Leff.

     Each nominee has agreed to serve, if elected, for the full term of the office for which he or she is nominated, except that, pursuant to a separation agreement between the company and Dr. Kathleen P. Mullinix, Dr. Mullinix has agreed to resign as a director upon the earlier of (i) the appointment of her successor as Chief Executive Officer and President or (ii) December 31, 2002. If elected at the annual meeting, the two nominees for Preferred Director will serve until the 2003 annual meeting of stockholders and the three nominees for Class III Common Director will serve until the 2005 annual meeting of stockholders and, in each case, until their respective successors have been elected and qualified or until their earlier resignation, removal, death or incapacity.

     The election of the Class III Common Directors will be determined by a plurality of the votes of the common stock present in person or by proxy and entitled to vote at the annual meeting. The election of the Preferred Directors will be determined by the vote of the holders of a majority of the outstanding shares of preferred stock. Unless otherwise instructed, the proxy holder will vote the proxies received from holders of common stock for the nominees for Class III Common Director named below and will vote the proxies received from holders of preferred stock for the nominees for Preferred Director named below. Proxy holders will not vote the proxies received by them for more than three nominees for Class III Common Director or for more than two nominees for Preferred Director. In the event that any of the nominees is unavailable to serve as a director at the time of the annual meeting, the proxies will be voted for any substitute nominee designated by the present board of directors. We have no reason to believe that any nominee will be unavailable to serve.

Nominees for Election as Preferred Directors

     Stewart J. Hen, 35, became a director in August 2001 in connection with an investment in the company by Warburg Pincus. Since May 2000, he has been a vice president of Warburg Pincus LLC, a private equity investment firm. From 1996 to May 2000, Mr. Hen was a consultant at McKinsey & Company. From 1991 to 1994, he worked at Merck & Company in both R&D and manufacturing. Mr. Hen is also a director of The Medicines Company and Triangle Pharmaceuticals. Mr. Hen holds an M.B.A. from The Wharton School, an M.S. in biochemical engineering from the Massachusetts Institute of Technology, and a B.S. in chemical engineering from the University of Delaware.

     Jonathan S. Leff, 33, became a director in August 2001 in connection with an investment in the company by Warburg Pincus. Since July 1996, Mr. Leff has been with Warburg Pincus, LLC, a private equity investment firm, where he currently serves as a managing director. Mr. Leff also serves on the board of directors of InterMune Inc., Visible Genetics, Transkaryotic Therapies, Triangle Pharmaceuticals and ZymoGenetics. Mr. Leff holds a B.A. from Harvard University and an M.B.A. from Stanford University.

Nominees for Election as Class III Common Directors

     Zola P. Horovitz, Ph.D., 67, became a director in September 1994. Since 1994, Dr. Horovitz has served as a consultant to biotechnology and pharmaceutical companies. From August 1991 to May 1994, Dr. Horovitz served as Vice President, Business Development and Planning, Pharmaceutical Group of Bristol-Myers Squibb ("BMS"). From 1989 to 1991, Dr. Horovitz served as Vice President, Licensing of BMS, and from 1987 to 1989, Dr. Horovitz served as Vice President, Scientific Liaison of E.R. Squibb, Inc. Prior to 1987, Dr. Horovitz spent approximately 30 years in various management positions in biological research. Dr. Horovitz is also a director of Avigen Inc., Biocryst
Pharmaceuticals, Diacrin, Inc., Genaera Corporation, Palatin Technologies, Paligent and 3-Dimensional Pharmaceuticals, as well as a number of private companies.

     Patrick J. McDonald, 61, became a director in March 1999. From 1989 until his retirement in October 1998, Mr. McDonald served as Executive Director of Corporate Licensing of Merck & Co., Inc., concluding many arrangements with companies located in the U.S., Europe and Japan. During the prior 22 years, Mr. McDonald was involved in a variety of disciplines at Merck, including sales, advertising, marketing and business development. Mr. McDonald holds a B.A. in Biology from the University of St. Thomas and an M.B.A. in Finance/Marketing from Rutgers University. Mr. McDonald is also a director of Structural Bioinformatics, Inc.

     Kathleen P. Mullinix, Ph.D., 58, our President and Chief Executive Officer, is one of the founders of Synaptic. Dr. Mullinix joined the company in October 1987 as Senior Vice President and Treasurer and became a director in November 1987. Dr. Mullinix became President in November 1988, Chief Executive Officer in October 1989, and Chairman of the Board in April 1996. She resigned as Chairman of the Board in November 2001. From 1981 until 1987, Dr. Mullinix was Vice Provost of Columbia University. Dr. Mullinix holds a Ph.D. in Chemical Biology from Columbia University, completed a Postdoctoral Fellowship at Harvard University and received a B.A. in Chemistry from Trinity College.

Class I Common Director Continuing  in  Office Until the  2003 Annual Meeting of
    Stockholders

     Alison Taunton-Rigby, Ph.D., 57, became a director in October 1993. Since December 2000, she has been President and Chief Executive Officer of Forester Biotech. From October 1996 to December 2000 she served as President and Chief Executive Officer of Aquila Biopharmaceuticals, Inc., now a wholly owned subsidiary of Antigenics, Inc. From 1995 to 1996, Dr. Taunton-Rigby was the President and Chief Executive Officer of Cambridge Biotech Corporation. From 1993 to 1994, Dr. Taunton-Rigby was the Chief Executive Officer of Mitotix, Inc., another biotechnology company. From 1987 to 1993, Dr. Taunton-Rigby was Senior Vice President, Biotherapeutics at Genzyme Corporation. Dr. Taunton-Rigby is a graduate of the Advanced Management Program at Harvard Business School and holds a Ph.D. in Chemistry and a B.Sc. in Chemistry from the University of Bristol in England.

Class II Common Directors Continuing in Office Until the 2004  Annual Meeting of
    Stockholders

     John E. Lyons, 76, became a director in October 1991. From 1987 until his retirement in 1991, Mr. Lyons served as Vice Chairman and Executive Vice President of Merck and Co., Inc. During the 35 years prior to becoming Executive Vice President, Mr. Lyons served Merck in a variety of positions. Mr. Lyons is also a director of Immunex Corporation. Mr. Lyons holds a B.Sc. in Chemistry from Fordham University.

     Robert L. Zerbe, M.D., 51, became a director in February 2002. Since December 2000, he has been Chief Executive Officer and a director of QUATRx Pharmaceuticals Company. During 2000 Dr. Zerbe served as Sr. Vice President of Global Research and Development and Director of Development Operations at Pfizer. From 1993 to 2000, Dr. Zerbe served as Senior Vice President, Worldwide Clinical Research and Development at the Parke-Davis Division of the Warner-Lambert Company. From 1982 to 1993 Dr. Zerbe held a variety of positions of increasing responsibility at Eli Lilly & Company, Inc. including Vice President of Clinical Investigation and Regulatory Affairs. Dr. Zerbe holds an M.D and a B.A. from Indiana University.

Recommendation of the Board of Directors

     The board of directors unanimously recommends a vote "FOR" the nominees for Preferred Director and Class III Common Director listed above.

Committees of the Board of Directors

     The board of directors has an Audit Committee, a Compensation Committee, a Nominating Committee, a CEO Search Committee, an Executive Committee and a Finance Committee.

     The Audit Committee oversees actions taken by our independent auditors and reviews our internal accounting controls. The Audit Committee consists of Drs. Horovitz and Taunton-Rigby, both independent directors. A written charter approved by the board of directors governs the Audit Committee. The Audit Committee held four meetings during the fiscal year ended December 31, 2001.

     The Compensation Committee makes recommendations to the board of directors regarding compensation for directors and certain employees of and consultants to the company and administers our 1988 Amended and Restated Incentive Plan and our 1996 Incentive Plan. The Compensation Committee consists of Mr. Leff and Dr. Taunton-Rigby. The Compensation Committee held three meetings during the fiscal year ended December 31, 2001.

     The Nominating Committee is authorized to define and recommend to the board of directors criteria for the selection of potential candidates to serve on the board of directors and to identify, when appropriate, potential candidates who satisfy such criteria. The Nominating Committee considers nominees recommended by stockholders on a case-by-case basis. Any stockholder desiring to nominate a qualified individual for election to the board of directors at the 2003 annual meeting of stockholders should submit the name and credentials of such nominee to the Secretary of the company no later than January 1, 2003. The Nominating Committee consists of Mr. McDonald and Drs. Horovitz and Taunton-Rigby. The Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2001.

     The CEO Search Committee, formed in November 2001, is authorized and directed to conduct the search for a new President and Chief Executive Officer, to interview potential candidates, to keep the board of directors apprised of the selection process and candidates and to make recommendations to the board of directors concerning particular candidates. The CEO Search Committee consists of Mr. Leff and Drs. Horovitz and Taunton-Rigby. The CEO Search Committee held three meetings during the fiscal year ended December 31, 2001.

     The Executive Committee was formed in November 2001 to provide guidance and assistance to senior management pending the selection and appointment of a new President and Chief Executive Officer. The Executive Committee consists of Messrs. Hen and McDonald. The Executive Committee held ten meetings during the fiscal year ended December 31, 2001.

     The Finance Committee was formed in September 2001 to provide guidance and assistance to senior management in considering how and when the company should raise additional equity financing. The Finance Committee consists of Dr. Mullinix, and Messrs. Hen and McDonald. The Finance Committee did not hold any meetings during the fiscal year ended December 31, 2001.

Attendance at Meetings of the Board of Directors and Committees Thereof

     Our board of directors held a total of twelve meetings during the fiscal year ended December 31, 2001. Each incumbent director who served as a director during the year attended at least 75% of the aggregate of: (i) the total number of meetings of the board of directors held during the period of the year in which he or she was a director; and (ii) the total number of meetings of the committees of the board of directors on which the director served that were held during such period.

Report of the Audit Committee

     The Audit Committee oversees the company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments and the clarity of the disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the company's internal controls, and the overall quality of the company's financial reporting. The Audit Committee held four meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the board of directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the company's independent auditors for fiscal year 2002.


         Submitted by the
         Members of the Audit Committee

         Zola P. Horovitz
         Alison Taunton-Rigby


                       COMPENSATION AND OTHER INFORMATION
             CONCERNING OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS


Executive Officers

         Our executive officers are appointed annually by the board of directors and serve at the discretion of the board of directors. Set forth below are the names of, and biographical information regarding, our executive officers.

           Name                   Age                     Position
------------------------------   ----    -------------------------------------
Kathleen P. Mullinix..........    58     President and Chief Executive Officer
Theresa A. Branchek...........    48     Vice President for Research
Richard L. Weinshank..........    45     Vice President of Business Development
Thomas P. Blackburn...........    53     Vice President for Drug Development
                                          Operations
Robert L. Spence (retired)....    55     Senior Vice President, Chief Financial
                                          Officer and Treasurer


     Theresa A. Branchek, Ph.D., Vice President for Research, joined Synaptic in April 1989, as a staff scientist in our Molecular Pharmacology Department. In September 1989, Dr. Branchek was named Director, Department of Pharmacology and in January 1997, Dr. Branchek became Vice President, Pharmacology and New Technologies. Dr. Branchek became our Vice President for Research in April 1998. From 1985 until she joined the company, Dr. Branchek served as Associate Research Scientist in the Department of Anatomy and Cell Biology at Columbia University. Dr. Branchek holds an A.B. in Biology from Cornell University and a Ph.D. in Biology from the University of Oregon. Her postdoctoral training was at Columbia University, where she was a Pharmacology and Morphology Fellow of the Pharmaceutical Manufacturer's Foundation, Inc.

     Richard L. Weinshank, Ph.D., Vice President of Business Development, joined Synaptic in October 1988, as a staff scientist in our Molecular and Cell Biology Department. In March 1990, Dr. Weinshank assumed the position of Director, Department of Molecular and Cell Biology and in February 1995, became Director of Business Development. In January 1996, Dr. Weinshank became Vice President of Business Development. From April 1985 to September 1988, Dr. Weinshank was a Postdoctoral Fellow at Memorial Sloan-Kettering Cancer Center. Dr. Weinshank holds a B.A. in Philosophy from The State University of New York at Buffalo, a Ph.D. in Biochemistry from The University of California at Riverside and an M.B.A. from Columbia University Graduate School of Business.

     Thomas P. Blackburn, Ph.D., Vice President for Drug Development Operations, joined Synaptic in March 1999, as Vice President of Pharmacology. Dr. Blackburn became an executive officer of Synaptic in February 2002, when he was named Vice President for Drug Development Operations. From May 2001 to January 2002, Dr. Blackburn was Vice President of Drug Development and Strategic Alliances. Prior to joining Synaptic, Dr. Blackburn held various positions of increasing responsibility at SmithKline Beecham from 1989 to 1999. His last position with SmithKline Beecham before he joined the company was Director of Behavioral Neuropsychopharmacology. From 1970 to 1988, Dr. Blackburn held various positions at ICI Pharmaceuticals (now AstraZeneca PLC). Dr. Blackburn holds a Ph.D. in Pharmacology from Manchester University.

     Robert L. Spence, Senior Vice President, Chief Financial Officer and Treasurer, retired from Synaptic effective January 2, 2002. He joined the company in March 1990 as the company's controller. In June 1991, Mr. Spence became the company's Chief Financial Officer and Treasurer and was named a Senior Vice President in December 1996.

     See "Proposal No. 1 - Election of Directors" for biographical information regarding Dr. Kathleen P. Mullinix, who is also a director.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and ten percent stockholders to file reports of ownership of equity securities of the company and changes in such ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market and to furnish copies of such reports to us. Based solely upon a review of copies of such reports furnished to us during or with respect to the fiscal year ended December 31, 2001, or written representations that no such filings were required, we believe that, during the fiscal year ended December 31, 2001, all required filings were timely made; except that Kathleen P. Mullinix inadvertently made two late filings; Theresa A. Branchek inadvertently made three late filings; Richard L. Weinshank made two late filings; and Robert L. Spence inadvertently made one late filing. Each late filing noted above related to one transaction.

Director Compensation

     Each nonemployee director is entitled to receive $1,500 for each meeting of the board of directors attended by such director. In addition, each nonemployee director who is a member of a committee of the board of directors is entitled to receive $500 for each meeting of such committee attended by such director. In March 2002, the fee for attending committee meetings was raised to $500 from $250 per committee meeting. Each nonemployee director is also entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with attending such meetings. In addition, each nonemployee director is automatically granted, on June 1 of each year (or on such later date as of which he or she is first elected as director), for so long as such individual is a nonemployee director of the company, a nonstatutory stock option to purchase 2,500 shares of our common stock. In March 2002, the board of directors adopted an amendment, subject to shareholder approval, to our 1996 Nonemployee Director Stock Option Plan increasing to 10,000 shares the number of shares of common stock to be subject to these option grants, commencing June 1, 2002 (see Proposal No. 2). Each option has an exercise price per share equal to the last trade price of the common stock as reported on The Nasdaq Stock Market on the date of grant. The option becomes exercisable as to 1/24th of the shares covered thereby at the end of each full calendar month following the grant date and has a term of ten years beginning on such date, subject to earlier termination upon the optionee's cessation of service on the board of directors.

     Mr. Patrick J. McDonald, a director of and consultant to the company, provides general consulting services to the company, including services relating to its ongoing and projected activities, on an ad hoc basis. In consideration for these services during 2001, we paid Mr. McDonald $1,500 of cash compensation per day of service. For the period from January 1, 2001, through December 31, 2001, we paid Mr. McDonald a total of $16,500 of cash compensation for consulting services rendered to the company.

Executive Compensation

         Summary of Cash and Other Compensation

     The following table set forth information concerning the compensation we paid or accrued for services rendered to the company in all capacities for each of the fiscal years ended December 31, 2001, 2000, and 1999, by our Chief Executive Officer and our three other executive officers (collectively, the "Named Executive Officers"):


                                                             Long-Term
 Name and                                                     Compen-
 Principal                                                    sation
 Position                  Annual Compensation                Awards
 --------                  -------------------                ------
                                                              Securi-
                                                 Other        ties        All
                                                 Annual       Under-     Other
                                                 Compen-      lying     Compen-
                         Year   Salary  Bonus    sation(1)   Options   sation(2)
                         ----   ------  -----   ---------    -------  ----------
Kathleen P. Mullinix....2001  $300,000 $150,000   $--       195,000(3) $4,542(4)
 Chairman of the Board, 2000   286,000   94,000    --            --     4,610(4)
   and Chief Executive  1999   275,500  130,000    --        45,000     4,324(4)
    Officer

Theresa A. Branchek(6)..2001   220,000   50,000    --        45,000(5)  4,546(6)
  Vice President for    2000   216,500   30,000    --            --     4,610(6)
   Research             1999   208,000   40,000    --        20,000     4,329(6)

Richard L. Weinshank....2001   188,000   40,000    --        45,000(7)  4,546(8)
 Vice President of      2000   179,000   39,000    --            --     4,610(8)
  Business Development  1999   172,000   25,800    --        21,000     4,329(8)

Robert L. Spence (rtrd).2001   195,000   70,000    --        20,000(9)   292(10)
 Senior Vice President, 2000   187,200   22,000    --            --      360(10)
 Chief Financial        1999   180,000   50,500    --        20,000      324(10)
 Officer and Treasurer


     (1) Other Annual Compensation of a Named Executive Officer does not include perquisites and other personal benefits for 2001, 2000, and 1999, the aggregate annual amount of which for such officer was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officer.

     (2) All Other Compensation of a Named Executive Officer includes matching contributions, if any, made by the company to the account of such officer pursuant to the company's 401(k) plan, which was adopted by the company in 1990. The company makes matching contributions in an amount equal to 50% of the lesser of: (i) the participant's contributions and (ii) the lesser of 5% of the participant's compensation and $8,500. Each participant becomes fully vested in the company's contributions allocated to his or her account upon completion of six years of service (not including any service prior to the time an employee attained 18 years of age).

     (3) The number of securities underlying options includes 45,000 shares of common stock subject to an option granted in February 2001 to compensate Dr. Mullinix for performance during the fiscal year ended December 31, 2000.

     (4) All Other Compensation for 2001, 2000, and 1999 includes: $4,250, $4,250, and $4,000, respectively, in matching contributions made by the company to the 401(k) account of Dr. Mullinix; and $292, $360, and $324, respectively, in life insurance premiums.

     (5) The number of securities underlying options includes 20,000 shares of common stock subject to an option granted in February 2001 to compensate Dr. Branchek for performance during the fiscal year ended December 31, 2000.

     (6) All Other Compensation for 2001, 2000, and 1999 includes: $4,250, $4,250 and $4,000, respectively, in matching contributions made by the company to the 401(k) account of Dr. Branchek; and $296, $360, and $329, respectively, in life insurance premiums.

     (7) The number of securities underlying options includes 20,000 shares of common stock subject to an option granted in February 2001 to compensate Dr. Weinshank for performance during the fiscal year ended December 31, 2000.

     (8) All Other Compensation for 2001, 2000, and 1999 includes: $4,250, $4,250, and $4,000, respectively, in matching contributions made by the company to the 401(k) account of Dr. Weinshank; and $296, $360, and $329, respectively, in life insurance premiums.

     (9) The number of securities underlying options includes 20,000 shares of common stock subject to an option granted in February 2001 to compensate Mr. Spence for performance during the fiscal year ended December 31, 2000.

     (10) All Other Compensation for 2001, 2000, and 1999 represents life insurance premiums.

         Option Grants In Last Fiscal Year

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2001, by the company to the Named Executive Officers:


                                                                 Potential
                                                                Realizable
                                                                 Value at
                                                              Assumed Annual
                                                              Rates of Stock
                                                            Price Appreciation
                       Individual Grants                    for Option Term (1)
            ------------------------------------------      -------------------
                                  % of
                                  Total
                          (#)    Options    Exer-
                        Secur-   Granted    cise
                        ities      to        or
                        Under-   Employ-    Base
                        lying    ees in    Price      Expir-
                       Options   Fiscal    ($/per     ation
Name                   Granted    1998     share)     Date     5%($)     10%($)
---------------------  --------   -----    ------   --------  -------  ---------

Kathleen P. Mullinix...45,000 (2)  6.86%  6.2813  02/07/2011  177,761    450,481
                      150,000 (3) 22.88%  5.5200  11/26/2011  520,725  1,319,619
Theresa A. Branchek....20,000 (2)  3.05%  6.2813  02/07/2011   79,005    200,214
                       25,000 (4)  3.81%  6.0400  12/10/2011   94,963    240,655
Richard L. Weinshank...20,000 (2)  3.05%  6.2813  02/07/2011   79,005    200,214
                       25,000 (4)  3.81%  6.0400  12/10/2011   94,963    240,655
Robert L. Spence ......20,000 (2)  3.05%  6.2813  02/07/2011   79,005    200,214
  (retired)

     (1) The potential realizable value of each option grant is calculated by assuming that the market price of the underlying securities at the date of grant appreciates in value from such date to the end of the option term at the annual rates of five percent and ten percent, respectively, and then subtracting the aggregate exercise price of the option.

     (2) These options become exercisable as to 50% of the shares on January 1, 2002, and as to the remaining 50% on January 1, 2003. Exercisability of these options is subject to acceleration on the occurrence of certain events.

     (3) These options become exercisable as to 100% upon the occurrence of the earlier of: (i) the appointment of a successor as Chief Executive Officer and President of the company or (ii) December 31, 2002.

     (4) These options become exercisable as to 50% of the shares on January 1, 2003, and as to the remaining 50% on January 1, 2004. Exercisability of these options is subject to acceleration on the occurrence of certain events.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

     The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 2001, by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

                                                Number of
                                               Securities          Value of
                                               Underlying        Unexercised
                                               Unexercised       In-The-Money
                                               Options at         Options at
                                              12/31/00 (#)     12/31/00 ($)(1)
                                            ----------------  ------------------
                      Shares
                     Acquired   Aggregate
                        on       Value       Exer-   Unexer-    Exer-    Unexer-
      Name           Exercise  Realized($)  cisable  cisable   cisable   cisable
-------------------- --------  -----------  -------  -------  ---------  -------

Kathleen P. Mullinix.     --        --     196,671   247,188    79,940   106,388
Theresa A. Branchek    7,881    29,081(2)   63,533    65,000    49,236    15,075
Richard L. Weinshank      --        --      55,000    64,250    27,015    15,960
Robert L. Spence          --        --      78,900    41,500    13,950    13,950
 (retired)

     (1) Value of each unexercised in-the-money option was determined by multiplying the number of shares underlying the option by the excess of the fair market value of our common stock on December 31, 2001 ($6.02 per share, the last trade price on such date, as reported by The Nasdaq Stock Market), over the per share exercise price of the option.

     (2) Aggregate value realized was determined by multiplying (i) the number of shares acquired on exercise of the options by (ii) the excess of (A) $5.45 (which was the last trade price on November 13, 2001, the exercise date, as reported by The Nasdaq Stock Market) over (B) $1.76 (which was the per share exercise price of the options).

     All of the agreements pursuant to which options have been granted to the Named Executive Officers include provisions pursuant to which such options become immediately exercisable in connection with the occurrence of certain types of corporate transactions specified therein.

         Employment Agreements

     Kathleen P. Mullinix

     In November 2001, we implemented a CEO succession plan. As part of that plan, we entered into a separation agreement with Dr. Mullinix pursuant to which she agreed to continue to serve as our President and Chief Executive Officer on an interim basis until her successor is appointed or until December 31, 2002, whichever occurs first. Under this agreement, Dr. Mullinix has agreed that, upon the appointment of a successor, she will resign as president and CEO, director, and from any other office she holds with the company. The board may request she remain for up to an additional 90 days after the appointment of a new CEO, as an employee. The agreement provides for a base salary of $325,000 for the year 2002, standard company benefits and reimbursement of business expenses.

     If Dr. Mullinix's employment is terminated prior to the end of the term of the agreement (the earlier of December 31, 2002 or the date her successor is appointed) due to death or disability, then all stock options and restricted stock awards she then holds (other than the options described below) will become fully vested and shall remain exercisable for a period of 120 days following termination or for such longer period as their terms provide. If Dr. Mullinix's employment is terminated prior to the end of the term without cause or she serves until the end of the term, then she will be entitled to receive a lump sum payment of $650,000, all stock options and restricted stock awards she then holds (other than the options described below) will become fully vested and shall remain exercisable for the periods provided by their terms, and, upon receipt of a general release of claims in favor of the company, we will be obligated to reimburse her for COBRA premiums, on a tax grossed up basis, for a period of two years following the date of termination. If that period is longer than the period of COBRA coverage, then we will be obligated to pay the costs of any non-COBRA medical insurance premiums for the remainder of the period, up to a maximum monthly cost of two times the sum of the monthly COBRA premium and the tax gross-up payment for such premium. The board may, in its discretion, extend the period during which any option held by Dr. Mullinix following the termination of her employment remains exercisable, up to a period expiring not more than ten years after the date the option was granted.

     Dr. Mullinix is prohibited from the solicitation or recruitment of Synaptic employees during the term of the agreement and for a period of two years following termination of her employment, and is prohibited from competing with Synaptic during the term of the agreement and for a period of one year following termination of her employment. The agreement provides that all inventions produced by Dr. Mullinix in the course of her service to Synaptic are the property of Synaptic. The agreement also requires Dr. Mullinix to deliver a general release of claims in favor of the company.

     Concurrently with entering into the separation agreement, we issued to Dr. Mullinix options to purchase 150,000 shares of our common stock at an exercise price equal to the market price of our stock on November 26, 2001, the date of grant. These options will become fully vested on December 31, 2002, or, if earlier, the date on which a successor is appointed, if Dr. Mullinix is an employee on either such date. If Dr. Mullinix is terminated without cause or as a result of death or disability prior to either such date, then the option will vest as to 75,000 shares.

     Other Named Executive Officers

     We have employment agreements with each of Drs. Branchek and Weinshank having substantially the same terms, other than terms relating to the amount of compensation and each executive's job descriptions. Each agreement has a term of one year that automatically renews on each annual anniversary of the agreement, unless we or the executive gives at least 90 days notice of an election not to renew the agreement. Under each agreement, the executive is entitled to a base salary, which may be increased by the board of directors in its discretion, is eligible to receive an annual performance bonus in an amount determined by the board based on the achievement of goals set by the president of the company, and is entitled to the company's standard benefits and to have travel and other business expenses reimbursed by the company.

     If, during the term of the agreement, we terminate the executive's employment without cause, or the executive resigns for good reason, then the executive will be entitled to receive a severance payment equal to 50% of his or her base salary, payable in the same manner as the base salary would be paid if employment were not terminated. The executive will have "good reason" to resign if, subsequent to a change of control of Synaptic, the executive suffers any diminution in compensation, status or benefits or is required to relocate more than 50 miles from New York City. In addition, under the agreement, if we terminate the executive's employment without cause, or the executive resigns for good reason, within one year following a change of control of Synaptic, then all stock option grants and restricted stock awards then held by the executive will become fully vested and will remain exercisable for a period of not less than 120 days following the date of termination or resignation.

     Under  the  agreement,   each  executive  is  prohibited   from  soliciting
Synaptic's employees or competing with Synaptic during the term of the agreement and for a period of two years after any termination of employment.

     Compensation Committee Report on Executive Compensation

     The Compensation Committee of the board of directors has furnished the following report on its policies with respect to the compensation of executive officers of the company. The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the company under the Securities Act of 1933, as amended, or the Exchange Act.

     Decisions regarding compensation of the company's executive officers generally are made by the Compensation Committee of the board of directors. The Compensation Committee consists entirely of outside directors. Sandra Panem and Alison Taunton-Rigby served as members of the Compensation Committee for the entire fiscal year ended December 31, 2001. Dr. Panem resigned from the board and the Compensation Committee in February 2002. Jonathan S. Leff was appointed to the Compensation Committee in September 2001. All decisions of the Compensation Committee regarding the compensation of the company's executive officers are reviewed by the board of directors, except for decisions regarding grants under the company's option plans, which may be made solely by the Compensation Committee.

     General Executive Compensation Policy

     The company's executive compensation policy is designed to attract to the company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the company and thereby enhance stockholder value, to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the company and to retain such executive officers in the employ of the company. Accordingly, the company's executive compensation policy is to offer the company's executive officers competitive compensation opportunities that are tied to their contribution to the growth and success of the company and their personal performance. Each executive officer's compensation package is comprised of three elements: (i) base salary, which reflects individual performance and, together with annual bonus awards, is designed primarily to be competitive with compensation levels at companies in Synaptic's peer group, (ii) annual bonus awards, which are payable in cash and tied to corporate performance for the year, as well as individual performance goals, and (iii) periodic stock option grants, which strengthen the mutuality of interests between the executive officer and the company's stockholders.

     Implementation of Executive Compensation Policy

     The following describes the manner in which the Compensation Committee's executive compensation policy was implemented with respect to the fiscal year ended December 31, 2001. Also summarized below are several of the more important factors that were considered in establishing the components of each executive officer's compensation package for the 2001 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.

     Base Salary. Each year, the Chief Executive Officer recommends to the Compensation Committee new base salary levels for the company's executive officers (such new base salary levels being subject to the floor provided in the respective employment agreements of such officers). In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys of compensation, as well as the past and expected future contributions of the individual executive officers. The Compensation Committee then reviews the recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions, as well as the survey data, and arrives at new base salary levels for each of the Named Executive Officers, including the Chief Executive Officer. These new base salary levels are then recommended by the Compensation Committee to the board of directors for approval.

     Annual Bonus Awards. Annual bonus awards are earned by each of the company's executive officers based upon his or her satisfaction of performance milestones set at the beginning of the year. These milestones may be based upon corporate performance or individual performance, or both. The minimum amount of such awards, assuming satisfaction of the performance milestones, may be set forth in the executive officer's employment agreement. The Compensation Committee may determine that such bonus awards should be higher than the minimum amounts set forth in the employment agreements based upon any number of factors, including those factors (such as past and expected future contributions and survey data) which it considers in arriving at new base salary levels and other indicia of performance that may not have been taken into account in setting the performance milestones. Such other indicia of performance may include, among other things, the progress of the company's research and development programs and business development activities, as well as the company's success in securing capital sufficient to assist it in furthering its research and development activities. Each year, the Chief Executive Officer determines whether each of the other executive officers has satisfied his or her performance milestones, whether, in light of such determination, cash bonus awards should be made to such executive officers and if such awards should be made, whether the amounts thereof should be higher than the minimum amounts set forth in the employment agreements. Thereafter, the Chief Executive Officer makes recommendations to the Compensation Committee. The Compensation Committee then reviews the Chief Executive Officer's recommendations and determines the amount of each bonus award to recommend to the board of directors for approval. With respect to the fiscal year ended December 31, 2001, each of the Named Executive Officers earned a cash bonus award based upon his or her satisfaction of performance milestones, combined with a subjective assessment of individual performance. In determining the amount of each cash bonus award, the Compensation Committee also considered survey data to ensure, where appropriate, that the total compensation of each executive officer was competitive within the industry. These cash bonus awards ranged from approximately 21.27% to 50% of the base salaries of the Named Executive Officers.

     Stock Option Grants. Beginning as of January 1, 1996, all grants of stock options by the company to its executive officers are made pursuant to its 1996 Incentive Plan (the "1996 Incentive Plan"). On December 10, 2001, the Compensation Committee approved the grant of stock options to Drs. Branchek and Weinshank in respect of their performance during the fiscal year ending December 31, 2001. In determining the number of shares of Common Stock covered by each of these grants, the Compensation Committee considered the same factors that it generally considers in determining the salaries and cash bonus awards of executive officers. These grants were also designed to further the company's general executive compensation policy.

     CEO Compensation

     In setting the compensation payable to Kathleen P. Mullinix, the Compensation Committee has sought to be competitive with other companies in the industry, while at the same time tying a significant portion of such compensation to company performance.

     Dr. Mullinix's base salary for the fiscal year ended December 31, 2001, was established based upon the Compensation Committee's evaluation of the company's performance and Dr. Mullinix's personal performance, as well as its objective of having Dr. Mullinix's base salary remain competitive with salaries being paid to similarly situated chief executive officers. Accordingly, the Compensation Committee set her 2001 base salary at $300,000.

     The remaining components of Dr. Mullinix's compensation for the fiscal year ended December 31, 2001, were granted in accordance with the terms of a separation agreement between the company and Dr.Mullinix that resulted from negotiations between the board of directors and Dr. Mullinix in connection with the implementation of the CEO succession plan. The separation agreement provides for the payment of a $150,000 cash bonus for the year ended December 31, 2001, and the grant of an option to purchase 150,000 shares of common stock at an exercise price equal to the market price for our common stock on November 26,2001, the date of grant. Under the agreement, subject to certain conditions, if Dr. Mullinix remains with the company until the end of the agreement's term, which, subject to certain exceptions, is the earlier of the appointment of a new CEO or December 31, 2002, this option will become fully vested and she will be entitled to receive a cash payment of $650,000. The cash bonus for 2001 and other terms of the separation agreement reflect, in part, the board's assessment of Dr. Mullinix's favorable performance, which included her satisfaction of the performance goals established by the compensation committee at the beginning of 2001, as well as the corporate performance of the company during the year. In particular, the board considered the scientific progress made by the company, as well as progress made in the company's business development activities.

         Submitted by the
         Members of the Compensation Committee

         Jonathan S. Leff
         Alison Taunton-Rigby

Stock Performance Graph

     The following graph compares the percentage change in the cumulative stockholder return on our common stock with the cumulative total return on The Nasdaq Stock Market Index and the BioCentury 100 Index (the "Line-Of-Business Index"). The Line-Of-Business Index, which is calculated and published on a weekly basis, represents the cumulative weekly close of 100 bioscience stocks. The comparison assumes that $100 was invested in each of the following on January 1, 1997: (i) our common stock; (ii) the Nasdaq Stock Market Index; and
(iii) the Line-Of-Business Index. Total return assumes reinvestment of dividends, however, we have not paid dividends on our common stock and no dividends are included in the representation of our stock performance. The stock price performance on the graph is not necessarily indicative of future price performance.

[GRAPHIC OMITTED]

         Actual values expressed in the above performance graph are disclosed in the following table:


                               -----------------December 31,--------------------
                 Beginning of
                    Period     1997       1998       1999       2000      2001
                ================================================================

Company           $100.00     $ 90.63    $125.00    $ 56.25    $ 42.71   $ 50.17

Nasdaq Stock
  Market Index    $100.00     $122.48    $172.72    $320.98    $193.13   $153.24

Line-Of-Business
  Index           $100.00     $ 79.62    $ 88.92    $166.00    $230.23   $160.06
                ----------------------------------------------------------------

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our outstanding voting securities as of February 15, 2002, with respect to (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of the Named Executive Officers and (iv) our directors and executive officers as a group.



  Name and Address
  of Beneficial Owner (1)                   Common Stock(2)   Preferred Stock(3)
  -----------------------------            ----------------   ------------------
                                                     Percen-           Percen-
                                           Shares     tage     Shares   tage
                                           ------   -------    ------  -------
Warburg Pincus Private
    Equity VIII, L.P....................6,429,923(4)  37.0%    34,850    85.0%
    466 Lexington Avenue
    New York, New York 10017
BVF Partners L.P....................... 1,798,883(5)  16.4%        --      --
    227 West Monroe Street
    Suite 4800
    Chicago, Illinois 60606
Wellington Management
    Company, LLP........................1,336,300(6) 12.2%         --      --
    75 State Street
    Boston, Massachusetts 02109
Ziff Asset Management, L.P..............1,107,015(7)  9.2%      6,000    14.6%
   Citicorp Center
   153 East 53rd Street
   43rd Floor
   New York, New York 10022
Novartis Produkte AG......................695,715(8)  6.3%        --       --
   Schwarzwaldallee 215
   CH-4002 Basle
   Switzerland
Dimensional Fund Advisors Inc.............693,600(9)  6.3%        --       --
    1299 Ocean Avenue
    11th Floor
    Santa Monica
    California 90401
Thomas P. Blackburn......................28,750(10)      *        --        --
Stewart J. Hen..............................833(11)      *        --        --
Zola P. Horovitz, Ph.D...................17,832(12)      *        --        --
Jonathan S. Leff......................6,430,756(13)  37.0%    34,850(14) 85.0%
John E. Lyons............................17,729(15)      *        --        --
Patrick J. McDonald.......................8,332(16)      *        --        --
Kathleen P. Mullinix, Ph.D..............402,439(17)   3.6%        --        --
Alison Taunton-Rigby, Ph.D...............17,832(18)      *        --        --
Theresa A. Branchek, Ph.D...............107,848(19)   1.0%        --        --
Richard L. Weinshank, Ph.D...............86,798(20)      *        --        --
Robert L. Zerbe, M.D........................208(21)      *        --        --
Robert L. Spence (retired)..............153,814(22)   1.4%        --        --
All directors and principal executive
     officers as a group (11 persons).7,119,357(23)  39.7%    34,850(24)  85.0%
--------------------
*        Less than 1%.


     (1) Except as otherwise indicated, above, the address of each stockholder identified is c/o Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

     (2) Includes options or convertible securities exercisable for or convertible to common stock within 60 days after February 15, 2002, for purposes of computing the percentage of common stock owned by that person, but not for purposes of computing the percentage of common stock owned by any other person.

     (3) Includes shares of Series B Convertible Preferred Stock and shares of Series C Convertible Preferred Stock.

     (4) Consists of the shares of common stock issuable upon conversion of 9,398 shares of Series B Convertible Preferred Stock and 25,452 shares of Series C Convertible Preferred Stock held by Warburg Pincus Private Equity VIII, L.P. ("WPPE"). Warburg, Pincus & Co. is the sole general partner of WPPE. WPPE is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities.

     (5) These shares are beneficially owned by BVF Partners L.P. ("BVF Partners") and BVF Inc. ("BVF Inc."), the general partner of BVF Partners. BVF Partners is the general partner of Biotechnology Value Fund, L.P. ("BVF"), a limited partnership which beneficially owns 693,349 of these shares, and of Biotechnology Value Fund II, L.P. ("BVF2"), a limited partnership which beneficially owns 320,051 of these shares, and the manager of BVF Investments, L.L.C. ("BVF Investments"), a limited liability corporation which beneficially owns 697,833 of these shares. The information relating to BVF Partners, BVF Inc., BVF, BVF2 and BVF Investments contained herein was obtained from a
Schedule 13G filed with the SEC on February 14, 2002.

     (6) These shares are beneficially owned by Wellington Management Company LLP ("WMC"), an investment adviser under the Investment Advisers Act of 1940, and Wellington Trust Company, NA ("WTC"), a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the "Exchange Act"). The information relating to WMC and WTC contained herein was obtained from Schedules 13G filed with the SEC on February 12, 2002.

     (7) Consists of the shares of common stock issuable upon conversion of 1,618 shares of Series B Convertible Preferred Stock and 4,382 shares of Series C Convertible Preferred Stock held by Ziff Asset Management, L.P. Ziff Asset Management, L.P. is controlled by PBK Holdings, Inc., its general partner, which is controlled by Philip B. Korsant. Ziff Asset Management, L.P. is the sole investor in BVF Investments, L.L.C., which, as described in note (5) above, is controlled by BVF Inc. Ziff Asset Management has no control of the voting or disposition of the shares held by BVF Investments or any other affiliate of BVF Inc. and disclaims beneficial ownership of all such shares.

     (8) The information relating to Novartis Produkte AG was obtained from Amendment No. 1 to a Schedule 13G filed with the SEC on March 6, 1998.

     (9) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over these shares of common stock, all of which are owned by the Funds. Dimensional disclaims beneficial ownership of these shares. The information relating to Dimensional was obtained from a Schedule 13G filed with the SEC reporting ownership as of February 12, 2002.

     (10) Consists of 28,750 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (11) Consists of 833 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (12) Consists of (a) 4,500 shares of common stock and (b) 13,332 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (13) Consists of (a) 833 shares of common stock subject to options exercisable within 60 days after February 15, 2002 and (b) 6,429,923 shares of common stock issuable upon conversion of 9,398 shares of Series B Convertible Preferred Stock and 25,452 shares of Series C Convertible Preferred Stock held by WPPE. Mr. Leff is a general partner of Warburg, Pincus & Co. and a managing director of Warburg Pincus LLC. Mr. Leff disclaims beneficial ownership of all shares held by WPPE.

     (14) Consists of 34,850 shares of preferred stock held by WPPE. Mr. Leff is a general partner of Warburg, Pincus & Co. and a managing director of Warburg Pincus LLC. Mr. Leff disclaims beneficial ownership of all shares held by WPPE.

     (15) Consists of (a) 4,397 shares of common stock and (b) 13,332 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (16) Consists of 8,332 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (17) Consists of (a) 143,201 shares of common stock, (b) 379 shares of common stock owned by the individual retirement account of Dr. Mullinix and (c) 258,859 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (18) Consists of (a) 4,500 shares of common stock and (b) 13,332 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (19) Consists of (a) 15,565 shares of common stock and (b) 92,283 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (20) Consists of (a) 5,048 shares of common stock and (b) 81,750 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (21) Consists of 208 shares of common stock subject to options exercisable within 60 days after February 15, 2002.

     (22) Consists of (a) 38,980 shares of common stock, (b) 7,684 shares of common stock held by Linda Spence, Mr. Spence's spouse, as custodian for Blake Spence, Mr. Spence's son, under the Uniform Gifts to Minors Act, and (c) 107,150 shares of common stock subject to options exercisable within 60 days after February 15, 2002. Mr. Spence disclaims beneficial ownership of the shares held by Linda Spence. Mr. Spence retired from Synaptic effective February 2, 2002.

     (23) Includes (a) 177,590 shares of common stock, (b) 511,844 shares of common stock subject to options exercisable within 60 days after February 15, 2002, (c) 6,429,923 shares of common stock issuable upon conversion of: (i) 9,398 shares of Series B Preferred Stock and (ii) 25,452 shares of Series C Preferred Stock held by WPPE. All officers and directors of Synaptic disclaim beneficial ownership of all shares held by WPPE.

     (24) Consists of 34,850 shares of preferred stock held by WPPE. All officers and directors of Synaptic disclaim beneficial ownership of all shares held by WPPE.

                                 PROPOSAL NO. 2

                          AMENDMENT OF 1996 NONEMPLOYEE
                           DIRECTOR STOCK OPTION PLAN


     On March 7, 2002, our board of directors approved amendments to the 1996 Nonemployee Director Stock Option Plan of Synaptic Pharmaceutical Corporation (the "Plan"), subject to the approval of our stockholders, to:

     o increase from 2,500 to 10,000 the number of shares of common stock for which options awarded to nonemployee directors upon joining the board and on each June 1 thereafter are exercisable, and

     o increase the maximum number of shares of common stock available for awards under the Plan from 250,000 to 500,000.

     The board of directors believes that these amendments are necessary for us to be able to continue to attract and retain qualified persons to serve as nonemployee directors. The compensation committee of the board has reviewed industry compensation data which indicate that the options which we have been awarding to our nonemployee directors since the Plan was adopted in 1996 are at levels significantly below what is customary among other companies of our size, based on number of employees, in our industry. Increasing the size of the awards to 10,000 shares per option grant will make us more competitive with our peer group companies in attracting and retaining nonemployee directors with the training, experience and ability we need.

     In its review of industry compensation data, the compensation committee also reviewed the fees paid to directors for attending meetings of the board of directors and of committees of the board. Based on this review, the compensation committee also recommended, and the board approved, raising the fee paid to nonemployee directors for attending committee meetings from $250 to $500 per meeting. For a description of our director compensation policies, see "Compensation and Other Information Concerning Officers, Directors and Certain Stockholders -- Director Compensation," above.

     Currently, the maximum number of shares of common stock that may be issued pursuant to the exercise of awards under the Plan is 250,000. As of February 15, 2002, approximately 172,500 shares remain available for issuance as future awards. To be able to continue to attract and retain qualified nonemployee directors with annual awards of options to purchase 10,000 shares of common stock, the board of directors has approved an amendment to the Plan to increase the number of shares of common stock available for awards to 500,000 shares.

     We are asking you to approve the amendments to the Plan adopted by the board of directors. This proposal will be voted on by the holders of our common stock and preferred stock voting together as a single class. The affirmative vote of the holders of a majority of the votes represented and voting on this proposal at the annual meeting will be required to approve the amendments to the Plan. We are not asking you to approve the increase in fees paid to directors for attending committee meetings, as that is not subject to stockholder approval.

     Summary of the Plan

     The plan was adopted by our board of directors on March 21,1996, and became affective on June 4, 1996, following its approval by our stockholders. The Plan provides for the grant of options to purchase shares of common stock to each director who is not an employee of the company. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. A copy of the Plan, as amended and restated by the board of directors, subject to stockholder approval, is included as Annex A of this proxy statement and is incorporated by reference into this proxy statement. The principal terms of the Plan, as so amended and restated, are summarized below. As this is only a summary, we urge you to read Annex A for a complete description of the Plan.

     Purpose

     The Plan is intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on our board of directors, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in our development and financial success.

     Participants; Option Grants; Exercise Price

     Each person who becomes a nonemployee director after the annual meeting will automatically be granted an option to purchase 10,000 shares of common stock on the date such person first becomes a director. In addition, on June 1 of each year each nonemployee director will be granted another option to purchase 10,000 shares of common stock. Each option permits the optionee to purchase such shares of common stock at an exercise price per share equal to 100% of the fair market value (as defined in the Plan) of a share of common stock on the date the option is granted. The exercise price of the option is payable in cash or already owned shares of common stock which have been held by the optionee for a period of six months and have a fair market value equal to the exercise price, or a combination of cash and common stock.

     Shares Subject to the Plan

     The Plan provides for the granting of options to purchase not more than 500,000 shares of common stock in the aggregate. The shares of common stock subject to the Plan consist of unissued shares or previously issued shares reacquired by the company, and such shares have been reserved for issuance upon the exercise of options granted under the Plan. Common stock subject to options that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares subject thereto are not issued to an optionee will immediately become available for the granting of options.

     Exercisability

     Options granted under the Plan are exercisable, on a cumulative basis, as to 1/24th of the total number of shares subject to the option for each full calendar month elapsed after the date of grant of the option. In the event of a "change in control" of the company (as defined in the Plan) or the death or disability of the optionee, any unvested portion of the options will immediately become exercisable in full. Options granted under the Plan will terminate upon the earliest to occur of the following: (i) the expiration of ten years from the date of the grant of the option, (ii) one year after the optionee ceases to be a director by reason of death or disability of the optionee, and (iii) three months after the date the optionee ceases to be a director for any reason other than death or disability.

     Administration

     The Plan is administered by our board of directors. The board of directors has the power to construe the provisions of the Plan, to determine questions arising under the Plan and to adopt rules and regulations for administering the Plan, but has no discretion with respect to the selection of directors for participation in the Plan or the timing, pricing or amount of any grant or award of options under the Plan.

     Adjustments; Amendments; Termination

     The Plan includes a provision authorizing the board of directors to adjust the number of shares of common stock subject to outstanding awards thereunder and the per share exercise price thereof in the event of any subdivision or consolidation of outstanding shares of common stock or declaration of a dividend payable in shares of common stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of common stock. 1n the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the board of directors is also authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, the termination of unexercised options in connection with such transaction.

     The Plan has no fixed expiration date. The board of directors may amend, alter or discontinue the Plan, except that (i) no amendment or alteration that would impair the rights of any optionee under any option that he or she has been granted shall be made without his or her consent, and (ii) no amendment or alteration shall be effective prior to approval by our stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) or to the extent stockholder approval is otherwise required by applicable legal requirements.

     Nontransferability

     No option under the Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution.

     Federal Income Tax Consequences

     The following tax information is only a summary of certain Federal income tax consequences of awards under the Plan. It does not purport to be complete and does not cover, among other things, state and local tax treatment of participation in the Plan. Furthermore, differences in each optionee's financial situation may cause Federal, state and local tax consequences of participation in the Plan to vary.

     The following summary of Federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder existing as of the date hereof and on published rulings of the U.S. Internal Revenue Service (the "IRS") and reported judicial decisions. The Plan is not qualified under Section 401(a) of the Code.

     Options granted under the Plan will not constitute incentive stock options within the meaning of Section 422 of the Code and, accordingly, will be treated as nonstatutory stock options which are taxable pursuant to the rules of Section 83 of the Code. Upon the grant of a nonstatutory stock option, an optionee will not recognize any income for Federal income tax purposes. At the time a nonstatutory stock option is exercised, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the aggregate exercise price paid therefor. We will normally be entitled to a corresponding deduction of such amount in the same year in which the optionee realizes such income if and to the extent that such amount is an ordinary and necessary business expense to the company and satisfies the reasonable compensation test.

     Under current IRS rulings and proposed regulations, if the optionee uses previously held shares of common stock having a value equal to the exercise price of an option to pay the exercise price of the option, no gain will be recognized on the disposition of such previously held shares and the tax basis (and holding period) of such shares will be allocated to a number of the shares acquired on exercise equal to the number of previously held shares used to pay the exercise price. The value of any shares of common stock received by the optionee in excess of the number of shares used to pay the exercise price will constitute compensation to the optionee, which compensation is includable in his or her gross income for Federal income tax purposes for the year in which the option is exercised. The optionee's basis in such additional shares will be the same as the compensation included in his or her gross income plus any cash paid on exercise. The holding period for such additional shares for Federal income tax purposes shall commence on the date of exercise of the option.

     Upon a subsequent disposition of the shares acquired pursuant to an exercise of an option, the optionee will realize long-term or short-term capital gain or loss for Federal income tax purposes, depending upon the holding period of such shares, in an amount equal to the difference between the amount received by the optionee and the sum of (i) the exercise price paid by the optionee for the shares and (ii) the amount previously included by the optionee in ordinary income with respect to such shares, if any (such sum being his "basis" in the shares). The holding period of long-term capital gain or loss is generally more than one year.

     New Plan Benefits

     The following table shows in the aggregate the number of shares of our common stock that will be subject to options granted to our nonemployee directors in 2002 following the annual meeting of the stockholders to approve the proposed amendments to the Plan. If the stockholders approve the proposed amendments to the Plan at the annual meeting, we will grant an option to purchase 10,000 shares of our common stock to each of our nonemployee directors on June 1, 2002. No person other than our nonemployee directors is eligible for awards under the Plan.

Name and Position             Dollar Value ($)          Number of Shares (1)
-----------------             ----------------          --------------------
Nonemployee directors
  as a group (7 persons)           (2)                       70,000

     (1) If the stockholders approve the proposed amendments to the Plan at the annual meeting, then there will be a total of 500,000 shares of common stock available for issuance under the Plan, of which 77,500 shares will be subject to options outstanding as of February 15, 2002.

     (2) We cannot determine the dollar value of options to be awarded under the Plan. All options awarded pursuant to the Plan will have an exercise price per share equal to the fair market value of our common stock on the date of the grant.

Recommendation of the Board of Directors

     The board of directors unanimously recommends that you vote "FOR" the approval of the amendments to the Plan adopted by the board of directors.

                                 PROPOSAL NO. 3

                                 RATIFICATION OF
                              INDEPENDENT AUDITORS


     We are asking you to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002. This proposal will be voted on by the holders of our common stock and preferred stock voting together as a single class. The affirmative vote of the holders of a majority of the votes represented and voting on this proposal at the annual meeting will be required to ratify the appointment of Ernst & Young LLP.

Audit Fees

     Audit fees paid or accrued by the company to Ernst & Young LLP during our 2001 fiscal year for audit of our annual financial statements and the financial statements included in our quarterly reports on Form 10-Q totaled $66,000.

Financial Information System Design and Implementation Fees

     We did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during our 2001 fiscal year.

All Other Fees

     Fees paid or accrued by the company to Ernst & Young LLP during our 2001 fiscal year for all non-audit services, including tax related services, totaled $50,500.

     The audit committee believes that the provision of the non-audit services described above was compatible with maintaining the independence of Ernst & Young LLP from the company.

     If the stockholders fail to ratify the appointment, the board of directors will reconsider the appointment. Even if the appointment is ratified, the board of directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the board of directors believes that such a change would be in the company's and its stockholders' best interests.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

     The board of directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2002.

                 STOCKHOLDER PROPOSALS FOR 2003 PROXY STATEMENT

     Stockholder proposals that are intended to be presented at the company's annual meeting of stockholders to be held in 2003 must be received by us no later than January 1, 2003, in order to be included in the proxy statement and related proxy materials.


                           ANNUAL REPORT ON FORM 10-K

     The company will mail without charge, upon written request, a copy of the company's annual report on form 10-K, including the financial statements, schedules and list of exhibits. The company will furnish a copy of any exhibit to such report upon written request and payment of the company's reasonable expenses in furnishing such exhibit. Requests should be sent to the controller of the company at 215 College Road, Paramus, New Jersey 07652.

                                 OTHER BUSINESS


     The board of directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the person named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with his best judgment.



Dated:  April 1, 2002



                                              By Order of the board of directors

                                              Robert W. Murray, Jr.
                                              Assistant Secretary

                                                                  Annex A

                   1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                       of

                       SYNAPTIC PHARMACEUTICAL CORPORATION

                     (As Amended and Restated March 7, 2002)


     1. Purpose of the Plan. This Nonemployee Director Stock Option Plan (the "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board of Directors of Synaptic Pharmaceutical Corporation, a Delaware corporation (the "Company"), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that the options granted pursuant to this Plan (the "Options") will not be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The Plan shall be administered by the Board of Directors of the Company. Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, or of Options granted hereunder, to determine all questions arising thereunder, and to adopt and amend such rules and regulations far administering the Plan as the Board deems desirable. Notwithstanding the foregoing, the Board shall have no discretion with respect to the selection of directors for participation in the plan or the timing, pricing or amount of any grant or award hereunder.

     3. Stockholder Approval. All Options granted pursuant to this Plan are subject to, and may not be exercised before, the approval of this Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company that are present, or represented, and entitled to vote at a meeting of the Company's stockholders.

     4. Designation of Participants; Automatic Grant of Options. Each director of the Company who is not an employee of the Company or any Subsidiary (as hereinafter defined) of the Company (any such director being hereinafter referred to as a "Nonemployee Director") shall be granted Options as described hereunder. Each Nonemployee Director who is a director as of the Effective Date (as hereinafter defined) shall automatically be granted Options to purchase 2,500 shares of Common Stock at the Effective Data. Thereafter, each individual who becomes a Nonemployee Director shall automatically be granted Options to purchase 2,500 shares of Common Stock (subject to adjustment as provided in Paragraph 11) on the date such person first becomes a Nonemployee Director. Furthermore, as of the first day of June of each year commencing with June 1, 1997, each Nonemployee Director shall automatically be granted Options to purchase an additional 2,500 shares of Common Stock (subject to adjustment as provided in Paragraph 11) on such date, so long as such individual is then serving as a Nonemployee Director. Notwithstanding the foregoing, in the case of any grant of Options made on a date subsequent to the Effective Date, such grant shall only be made if the number of shares subject to future grant under this Plan is sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant. As used herein, the term "Subsidiary" of the Company shall mean any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote
generally  on  matters   submitted  to  a  vote  of  the  stockholders  of  such
corporation.

     5. Option Agreement. Each Option granted hereunder shall be embodied in a written option agreement ("Option Agreement"), which shall be subject to the terms and conditions set forth above and shall be signed by the Optionee and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company. Such an Option Agreement shall be in the form attached as Exhibit A hereto.

     6. Common Stock Reserved for the Plan. Subject to adjustment as provided in Paragraph 11 hereof, a total of 250,000 shares of Common Stock shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance to an Optionee (as hereinafter defined) pursuant to this Plan. Common Stock subject to Options that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares subject thereto are not issued to an Optionee shall immediately become available for the granting of Options. As used herein, the term "Optionee" shall mean any Nonemployee Director to whom Options are granted hereunder.

     7. Option Price.

     (a) The purchase price of each share of Common Stock that is subject to an Option (each, an "Option Share") granted pursuant to this Plan shall be 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted.

     (b) The Fair Market Value of a share of Common Stock on a particular date shall be deemed to be (i) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the closing sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.

     8. Option Period. Each Option granted pursuant to this Plan shall terminate and be of no force and effect with respect to any shares of Common Stock not purchased by the Optionee upon the earliest to occur of the following: (a) the expiration of ten years following the date upon which the Option is granted; (b) the expiration of one year following the date upon which the Optionee ceases to be a Nonemployee Director by reason of death or disability; or (c) the expiration of three months following the date on which the Optionee ceases to be a Nonemployee Director for any reason other than death or disability.

     9. Exercise of Options.

     (a) Subject to the other provisions of this Plan, each Option granted pursuant to this Plan shall be exercisable as of any date of determination as to that number of Option Shares which is equal to the product of (i) the total number of Option Shares initially subject to such Option, and (ii) 1/24th multiplied by the number of full calendar months (not to exceed 24) which shall have elapsed during the period commencing on the date of grant thereof and ending on such date of determination.

     (b) An Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

     (c) In the event that an Optionee ceases to serve as a Nonemployee Director for any reason other than death or disability, an Option granted to such Optionee may be exercised only to the extent such Option was exercisable at the time he ceased to serve in such capacity.

     (d) In the event that an Optionee ceases to serve as a Nonemployee Director by reason of death or disability at a time when an Option granted hereunder is still in force and unexpired under the terms of Paragraph 8 hereof, each such unmatured Option shall be accelerated. Such acceleration shall be effective as of the date of death or disability, as appropriate, and each Option so accelerated shall be exercisable in full for so long as it is still in force and unexpired under the terms of Paragraph 8 hereof.

     (e) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash or by means of tendering theretofore owned Common Stock which has been held by the Optionee for more than six months, valued at Fair Market Value on the date of exercise, or any combination thereof. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

     10. Assignability. No Option shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted assignment of an Option in violation of this Paragraph 10 shall be null and void.

     11. Adjustments.

     (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Board of Directors may adjust proportionally (i) the number of shares of Common Stock reserved under these Options; and (ii) the exercise price of such Options. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board of Directors shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, the termination of unexercised options in connection with such transaction.

     (c) An Option shall become fully exercisable upon a Change in Control (as hereinafter defined) of the Company. For purposes of this Plan, a "Change of Control" shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;
(b) any "person" (as such term is used is Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person's attaining such percentage Interest; (c) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     12. Purchase for Investment. Unless the Options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

     13. Taxes. The Company may make such provisions as it may deem appropriate for the withholding of any takes that it determines is required in connection with any Options granted to any Optionee hereunder.

     14. Amendments or Termination. The Board of Directors of the Company may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent, and (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the Exchange Act or to the extent stockholder approval is otherwise required by applicable legal requirements

     15. Government Regulations. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting systems as may be required.

     16. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

     17. Effective Date of Plan. This Plan shall be effective as of June 4, 1996 (the "Effective Date"). Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before December 31, 1996. If the stockholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of options hereunder shall be null and void.

     18. Miscellaneous. The granting of any Option shall not impose upon the Company, the Board of Directors of the Company or any other directors of the Company any obligation to nominate any Optionee for election as a director and the right of the stockholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

 FORM OF PROXY
                                       FOR
                             HOLDERS OF COMMON STOCK

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                            Paramus, New Jersey 07652

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Edmund M. Caviasco the Controller of Synaptic Pharmaceutical Corporation (the "Company"), as proxy, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of common stock of the Company held of record by the undersigned at the close of business on March 11, 2002, at the annual meeting of stockholders of the Company, which is being held at the offices of the Company at 215 College Road, Paramus, New Jersey, on May 9, 2002, at 10:00 a.m., local time, and at any postponements or adjournments of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and to vote such shares at his discretion upon any other business that may properly come before the meeting or any adjournment thereof.


              (TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                       SYNAPTIC PHARMACEUTICAL CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 9, 2002

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote "FOR" Items 1 and 2 below.
     1. Election of three Class III Common Directors

FOR [__]     WITHHOLD [__]            FOR ALL NOMINEES LISTED BELOW EXCEPT [__]
Nominees:  Zola P. Horowitz, Patrick J. McDonald, Kathleen P. Mullinix

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Nominees Listed Below Except" and write that nominee's name in the space to the right hereof.)


     2. Ratification of appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 31, 2002

FOR [__]                  WITHHOLD [__]               ABSTAIN [__]


     3.  Approval of amendments to the 1996  Nonemployee  Director  Stock Option
Plan

FOR [__]                  WITHHOLD [__]               ABSTAIN [__]


     Unless otherwise specified by the undersigned, the proxy will be voted "FOR" Proposals 1, 2 and 3, and will be voted by the proxyholder at his discretion upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [__]
Signature(s)                                               Date
             -----------------------------------------         -----------

     NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  FORM OF PROXY
                                       FOR
                           HOLDERS OF PREFERRED STOCK

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                            Paramus, New Jersey 07652

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Edmund M. Caviasco the Controller of Synaptic Pharmaceutical Corporation (the "Company"), as proxy, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of common stock of the Company held of record by the undersigned at the close of business on March 11, 2002, at the annual meeting of stockholders of the Company, which is being held at the offices of the Company at 215 College Road, Paramus, New Jersey, on May 9, 2002, at 10:00 a.m., local time, and at any postponements or adjournments of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, to vote such shares at his discretion upon any other business that may properly come before the meeting or any adjournment thereof.

              (TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                       SYNAPTIC PHARMACEUTICAL CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 9, 2002


[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote "FOR" Items 1 and 2 below.
1.       Election of two Preferred Directors
FOR [__]         WITHHOLD [__]        FOR ALL NOMINEES LISTED BELOW EXCEPT [__]
Nominees:  Stewart J. Hen, Jonathan S. Leff

     (INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Nominees Listed Below Except" and write that nominee's name in the space to the right hereof.)

     2. Ratification of appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 31, 2002

FOR [__]                  WITHHOLD [__]               ABSTAIN [__]


     3. Approval of amendments to the 1996 Nonemployee Director Stock Option Plan FOR [__] WITHHOLD [__] ABSTAIN [__]


     Unless otherwise specified by the undersigned, the proxy will be voted "FOR" Proposals 1, 2 and 3, and will be voted by the proxyholder at his discretion upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [__]
Signature(s)                                              Date
            --------------------------------------            --------------

     NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.